CONSENT OF COUNSEL




       We consent to the designation of our firm in the Prospectus portion of the Registration Statement under the heading "Legal
Opinions".

/s/ Duane Morris & Heckscher LLP

Duane Morris & Heckscher LLP
January 22,  1998